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                                                                      EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of Orange and Rockland Utilities, Inc., dated February 4, 1999 and included in this Current Report on Form 8-K into the Company's previously filed Registration Statements, on Form S-8 (File Nos. 33-25358, 33-25359 and 33-22129) and on Form S-3 (File No.
333-72289 and 333-26337).


                                   ARTHUR ANDERSEN LLP


New York, N.Y.
February 26, 1999